EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Adobe Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-10753, 33-18986, 33-23171, 33-30976, 33-36501, 33-38387, 33-48210, 33-63518, 33-78506, 33-83030, 33-83502, 33-83504, 33-84396, 33-86482, 33-59335, 33-63849, 33-63851, 333-28195, 333-28203, 333-28207, 333-57589, 333-81191, 333-87165, 333-39524, 333-52214, 333-57074, 333-72424, 333-90518, 333-108014, 333-130104, 333-130185, 333-144676, 333-153657, 333-158404, 333-162779, 333-167968, 333-170254, 333-171902, 333-174588, 333-175910, 333-177229, 333-178065, 333-179221, 333-180730, 333-186143, 333-189646, 333-190846, 333-197048, 333-198973, 333-202732, 333-205225, 333-212305, 333-215613, 333-219023 and 333-225922) on Form S-8 and registration statements (No. 333-164378, 333-186144, 333-209764) of Adobe Inc. of our report dated January 25, 2019, with respect to the consolidated balance sheets of Adobe Inc. and subsidiaries as of November 30, 2018 and December 1, 2017, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended November 30, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of November 30, 2018, which report appears in the November 30, 2018 annual report on Form 10‑K of Adobe Inc.

Our report dated January 25, 2019, on the effectiveness of internal control over financial reporting as of November 30, 2018, contains an explanatory paragraph that states that Adobe Inc. acquired Magento on June 18, 2018 and Marketo on October 31, 2018, as discussed in Note 2 to the consolidated financial statements. As discussed in Management’s Annual Report on Internal Control over Financial Reporting appearing under Item 9A, management excluded from its assessment of the effectiveness of Adobe Inc.’s internal control over financial reporting as of November 30, 2018, Magento and Marketo’s internal control over financial reporting associated with consolidated total assets of approximately 1.1%, and consolidated total revenues of approximately 1.0%, included in the Company’s consolidated financial statements as of and for the year ended November 30, 2018. Our audit of internal control over financial reporting of Adobe Inc. as of November 30, 2018, also excluded an evaluation of the internal control over financial reporting of Magento and Marketo.

(signed) KPMG LLP
Santa Clara, California
January 25, 2019